                                                                   Exhibit 10.48

                            THIRD AMENDMENT OF LEASE

     This Third Amendment of Lease is entered into by and between MRP/VV, L.P. a Delaware limited partnership (hereinafter referred to as "Landlord"), and Monitronics International, Inc (hereinafter referred to as "Tenant").

     WHEREAS, MRP/VV, L.P., a Delaware limited partnership is the rightful owner of Landlord's interest in that certain Commercial Lease Agreement dated December 4, 1991 by and between TDC Dallas Partners No. 2, Ltd. As (Original Landlord") and My Alarm, Inc. (an "Original Tenant") and that certain "First Amendment of Lease" dated February 17, 1997 by and between TDC Dallas Partners No. 2, Ltd. (as "Original Landlord") and Monitronics International, Inc. (as "Tenant") and that certain "Second Amendment of Lease" dated September 17, 1997 by and between TDC Dallas Partners No. 2, Ltd. (as "Original Landlord") and Monitronics, International, Inc. (as "Tenant") and,

     WHEREAS, Monitronics International, Inc. is the rightful Owner of Tenant's interest in that certain Commercial Lease Agreement dated December 4, 1991 (the "Lease"), by and between TDC Dallas Partners No. 2., Ltd. As ("Original Landlord") and My Alarm, Inc. (as "Original Tenant") pursuant to that certain Assignment, Assumption and Consent Agreement, dated October 21, 1994. and,

     WHEREAS, Original Landlord and Original Tenant entered into that certain "Lease" dated December 4, 1991, pursuant to which the Original Landlord leased to Original Tenant approximately 8,037 square feet of space located at 12801 Stemmons Freeway, Suite 821, Farmers Branch, Texas (the "Leased Premises") and was amended by that certain "First Amendment of Lease" dated February 17, 1997 by and between Original Landlord and Tenant pursuant to which Original Landlord and Tenant agreed to extend the term of the "Lease" by an additional eighty-four
(84) months. and,

     WHEREAS, Original Landlord and Tenant entered into that certain "Second Amendment of Lease" dated September 17, 1997 pursuant to which Original Landlord leased to Tenant approximately 1,936 square feet of additional space (the "Expansion Space #1") also known as 12801 Stemmons Freeway, Suite #825 which increased the "Leased Premises" to contain approximately 9,973 square feet and,

     WHEREAS, that certain Commercial Lease Agreement dated December 4, 1991 and subsequent First Amendment of Lease dated February 17, 1997 and that subsequent Second Amendment of Lease dated September 17, 1997 shall be collectively referred to as the "Lease" in this Third Amendment of Lease and,

     WHEREAS, Tenant now desires to further expand the "Leased Premises" by an approximate 4,550 square feet contained in 12801 Stemmons Freeway, Suite #815 (the "Expansion Space #2") shown on the attached Exhibit "A" 1 of 2 effective as of August 1, 2001 and to further expand the "Leased Premises" by an approximate 6,043 square feet contained in 12801 Stemmons Freeway, Suite #829 ("Expansion Space #3) shown on the attached Exhibit "A" 2 of 2 effective as of February 1, 2003 and,

     WHEREAS, Landlord and Tenant desire to extend the term of the Lease;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and $10.00 and other good and valuable consideration, it is covenanted and agreed between the parties that the Lease be modified and amended as follows:

     1.   Leased Premises:
          ----------------

     (A) As of September 1, 2001 the Leased Premises shall be increased by the 4,550 square feet contained in 12801 Stemmons Freeway, Suite #815 ("Expansion Space #2) and shall reflect 14,523 square feet.
                                                  ------

     (B) As of February 1, 2003 the Leased Premises shall be increased by the 6,043 square feet contained in 12801 Stemmons Freeway, Suite #829, ("Expansion Space #3) and shall then reflect 20,566 square feet.
                                 ------

     2.   Term: The Termination Date of the Lease shall now reflect December 31,
          -----
          2005.

     3.   Base Rent: Effective as of September 1, 2001 the Tenant's Monthly Base
          ----------
          Rent Schedule as referred to in the Lease shall be amended to reflect the following:

          Dates                                   Monthly Base Rent
          -----                                   -----------------
          September 1, 2001 - February 28, 2002       $10,061.50
          March 1, 2002 - January 31, 2003            $10,892.50
          February 1, 2003 - December 31, 2005        $15,172.96

     4.   Tenant Improvement: Landlord agrees to allow Tenant a "Construction
          -------------------
          Allowance" of up to $10.00 P.S.F. or $45,500.00 to be applied toward the remodel or retrofit of "Expansion Space #2" (Suite #815 containing 4,550 S.F.) in accordance with the attached Exhibit "B" of this Third Amendment of Lease. The aforementioned Construction Allowance shall not be applied toward Tenants furniture, fixtures or equipment.

          Tenant agrees to lease "Expansion Space #3" (Suite #829 containing 6,043 S.F.) in the "as-is" condition.

          Tenant also agrees to extend the term of the "Original Leased Premises" (Suite #821, containing 8,037 S.F.) and "Expansion Space #1 (Suite #825 containing 1,936 S.F.) in the "as-is" condition.

     5.   Parking: Upon the occupancy of "Expansion Space #2 (Suite #815
          --------
          containing 4,550 S.F.), Tenant shall have the use of thirteen (13) reserved additional parking spaces within Valley View Tech Center III (The "Project"). These spaces are allocated pursuant to code at a 1:350 ratio based on the additional 4,550 S.F. of space leased and identified as "Expansion Space #2".

     6.   Right of First Refusal to Lease Additional Space: On December 31, 1996
          -------------------------------------------------
          the provision titled "Right of First Refusal to Lease Additional Space" known as Exhibit "F" in the "Original "Lease" dated December 4, 1991 expired, but was reinstated in Paragraph 4 of the "First Amendment of Lease" dated February 17, 1997. This reinstated option expires February 28, 2002. By execution of this "Third Amendment of Lease" by Landlord and Tenant, this option as originally stated in Exhibit "F" of the "Original Lease" and then reinstated in Paragraph 4 of the "First Amendment of Lease," shall be deleted and replaced with the Right of First Refusal to Lease Additional Space as contained in the attached "Exhibit C" of this "Third Amendment of Lease".

     7.   Renewal Option: Upon the execution of this "Third Amendment of Lease"
          ---------------
          by Landlord and Tenant, the Renewal Option language as stated in Paragraph 5 of the "First Amendment of Lease" dated February 17, 1997 shall be deleted and replaced by the following "Renewal Option" provision:

          Provided that at the end of this extended term as provided for in this "Third Amendment of Lease", Tenant not being in default of any term, condition or covenant contained in this Lease, Tenant (but not assignee or sublesee except through the purchase of all or substantially all of Tenant's assets, through foreclosure or otherwise) shall have the right and option to renew all of or a portion of the Leased Premises by written notice delivered to Landlord no later than one hundred eighty (180) days prior to the expiration of the primary term, for the additional term of sixty (60) months, under the same terms, conditions and covenants contained herein except:

          (i) Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

          (ii) The Base Rental for the Renewal term shall be equal to ninety-five percent (95% of the then prevailing rental rates for properties of equivalent quality, size, utility and location.

     8.   Option Space: Upon execution of this "Third Amendment of Lease" by
          -------------
          both Landlord and Tenant, the "Option Space" provision contained in Paragraph 6 of the "First Amendment of Lease" dated February 17, 1997 shall be deleted.

     9.   Termination Provision: Upon execution of the "Third Amendment of
          ----------------------
          Lease" by both Landlord and Tenant, the Termination Provision contained in Paragraph 7 of the "First Amendment of Lease" dated February 17, 1997, shall be deleted.

     10.  Real Estate Commission: With regard to the transaction contemplated by
          -----------------------
          this "Third Amendment of Lease", Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no other broker, agent, or other person brought about this transaction other than The Weitzman Group as
                                                    ---------------------
          Tenant's agent and Wilcox Realty Group as Landlord's agents; and
          ------------------------------------------------------------
          Tenant agrees to indemnify and hold harmless from and against any claim by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

     11. In the event of conflict between this Third Amendment of Lease and the Lease, First or Second Amendments of Lease, the terms of this Third Amendment of Lease shall prevail.

     12. Except as modified herein, all other terms and conditions of the Lease between the parties described shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed the Third Amendment of Lease as of the date last stated below.

LANDLORD:                                  TENANT:

MRP/VV, L.P. a Delaware Limited            Monitronics International, Inc.
Partnership By: MRP.GP, L.L.C.


By: Macfarlan Real Estate Services, L.P.
    Its authorized agent


By: /s/ Keith A. Waggoner                  By: /s/ STEPHEN M. HEDRICK
    ------------------------------------       ---------------------------------
    Keith A. Waggoner                          STEPHEN M. HEDRICK

Its: Chief Operating Officer               Its: C.E.O V.P. FINANCE

Date: 8-31-01                              Date: 8/27/01

                                    EXHIBIT A
                                    ---------

                            THIRD AMENDMENT OF LEASE

                                     1 OF 2

                              "EXPANSION SPACE #2"

Valley View Tech Center III
12801 Stemmons Freeway
Suite 815
Farmers Branch, TX

+/- 4,550 S.F.

                                      [MAP]

                                    EXHIBIT A
                                    ---------

                            THIRD AMENDMENT OF LEASE

                                     2 OF 2

                              "EXPANSION SPACE #3"

Valley View Tech Center III
12801 Stemmons Freeway
Suite 829
Farmers Branch, TX

+/- 6,043 S.F.

                                      [MAP]

                                   EXHIBIT "B"

                            THIRD AMENDMENT OF LEASE

                             CONSTRUCTION AGREEMENT

                            FOR "EXPANSION SPACE #2"

Tenant: Monitronics International, Inc.

Landlord: MRP/VV, L.P., a Delaware limited partnership, By: MRP, G.P., L.L.C.

Third Amendment
Of Lease Agreement
Date:
                     ------------

Building:            Valley View Tech Center, 12801 Stemmons Freeway, Suite 815,
                     Farmers Branch, TX 75234
Net Rentable
Square Feet:         4,550 S.F.

     1.   Representatives. Landlord hereby appoints Kathy Umphrey of Macfarlan
          ---------------
          Real Estate Services ("Landlord's Representative") to act as Landlord's Representative in all matters covered by this Exhibit. The address of Landlord's Representative is 7929 Brookriver Drive, Suite
          145, Dallas, TX 75247. Tenant hereby appoints       Pierce ("Tenant's
                                                        ------------
          Representative") to act as Tenant's Representative in all matters covered by this Exhibit. The address of Tenant's Representative is
          12801 Stemmons            , Dallas, Tx      . All inquiries, requests,
          --------------------------------------------
          instructions, authorizations and other communications with respect to the matters covered by this Exhibit will be made to Landlord's Representative or Tenant's Representative, as the case may be. Either party may change its Representative under this Exhibit at any time by giving ten (10) days written notice to the other party.

     2.   Construction by Tenant: Tenant accepts Suite 815 containing 4,550 S.F.
          ----------------------
          "as is". Any finish-out construction or refurbishing work, including all utility connections, shall be performed by Tenant. At the completion of the construction to be done by Tenant, Landlord shall provide Tenant a "Construction Allowance" not to exceed Forty Five Thousand, Five Hundred Dollars ($45,500.00) as set forth below. This paragraph is subject to the following terms and conditions:

          a. Plans & Specifications: Tenant shall submit plans and specifications for the finish-out work to Landlord. Tenant's plans and specifications must be approved by Landlord in writing prior to the commencement of construction. All work shall be performed in conformance with such approved plans and specifications in a good and workmanlike manner and in compliance with all applicable laws, rules, codes, ordinances and regulations. Tenant, at Tenant's sole cost and expense, shall obtain all permits required prior to commencement of construction.

          b. Contractor Approval: Prior to commencement of Tenant's work, Tenant shall submit to Landlord for Landlord's approval a list of contractors and/or subcontractors who will perform Tenant's Work. Landlord reserves the right to reject any contractor or subcontractor. Tenant or Tenant's contractors or subcontractors shall be required to obtain from Landlord permission for using any area outside the Leased Premises for storage, handling or moving materials and equipment or for parking any vehicles. In addition, Tenant and its contractors and subcontractors shall comply with Landlord's building guidelines applicable to construction of Tenant's Work.

          c. Insurance: Tenant and/or Tenant's contractors and subcontractors shall be required to provide, in addition to the insurance required to be maintained by Tenant pursuant to the Lease, the following types of insurance and the following minimum amounts, naming Landlord and any other persons having an interest in the building as "additional insured" or "as their interests may appear", issued by companies and in form and substance approved by
               Landlord:

               (i) General Liability coverage with limits of at least $1,000,000 per each occurrence.

               (ii) Workman's Compensation coverage with limits of at least
                    $500,000.00 for the employer's liability coverage thereunder.

               (iii) All Risk Builders Risk on 100% Completed Value, covering damage to the construction and improvements to be made by Tenant with 100% coinsurance protection.

               (iv) Automobile Liability coverage with bodily injury limits of at least $1,000,000.00 per accident and $500,000.00 accident for property damage.

               (v)  Other insurance reasonably required by Landlord.

               Original or duplicate policies (or at Landlord's option, certificates thereof) for all of the foregoing insurance shall be delivered to Landlord before Tenant" Work is started and before any contractor's or subcontractor's equipment is moved on to any part of the Leased Premises.

          d.   Liability During Construction. Tenant hereby assumes any and all
               -----------------------------
               liability arising out of or relating to Tenant's Work or to the Leased Premises after the date hereof, including any liability arising out of statutory or common law for any and all injuries to or death of any and all persons (including, without limitation, Tenant's contractors and subcontractors and their employees) and any liability for any and all damage to person or to property caused by, or resulting from, or arising out of or in connection with any act or omission on the part of the Tenant, Tenant's contractors and Tenant's or their subcontractors or employees in the performance of Tenant's Work, and Tenant further agrees to defend, indemnify and save harmless Landlord from an against all damages, claims, costs, liabilities, losses and/or expenses (including legal fees and expenses) arising out of or related to Tenant's Work, including without limitation, injuries, death and/or damage, even if caused by the sole or concurrent negligence of Landlord. Landlord shall have no responsibility or liability for any foreseen or unforeseen circumstances or conditions arising in connection with Tenant's Work on the Premises, and Tenant assumes and shall be responsible for all risks arising in connection therewith. Tenant agrees to insure the foregoing assumed contractual liability in its liability policies and the original or duplicate original of said policy that Tenant will deliver to Landlord shall expressly include said contractual liability coverage.

          e.   Removal During Construction. Contractors and/or subcontractors
               ---------------------------
               participating in the Tenant's Work shall be required to keep the Leased Premises and adjacent areas in a neat and clean condition and to remove and dispose of all debris and rubbish caused by, or resulting from the work and upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Leased Premises or in proximity thereto that was brought in or created by the performance of Tenant's Work.

          f.   Changes: All changes to the Final Drawings shall be subject to
               -------
               Landlord's prior written approval.

          g.   Affidavits: Tenant shall cause to be filed and/or recorded such
               ----------
               affidavits as Landlord requests regarding Tenant's Work, including without limitation an affidavit of commencement of Tenant's Work and an affidavit of completion of Tenant's Work on the dates required by law to give proper effect thereto, or if requested by Landlord, on the dates specified by Landlord.

          h.   Repair; Maintenance: Landlord shall have no responsibility for
               -------------------
               the repair and/or maintenance of any of Tenant's Work.

          i.   Landlord Not Liable: Notwithstanding Landlord's approval of any
               -------------------
               plans, drawings, schedules or other items submitted by Tenant to Landlord under this Exhibit, including without limitation, any changes in the Final Plans, Landlord shall not be liable to Tenant or any other party for or in connection with Tenant's Work, any portion thereof or any changes therein, including without limitation, any defects in Tenant's Work, and Landlord shall not be responsible for the repair, maintenance, or replacement therefor.

          j.   Payment of Invoices: Tenant will pay all invoices for labor and
               -------------------
               materials as and when same become due.

     3.   Notices. Any notice, or other communication shall be in writing and
          -------
          shall be given in the manner required by the notice provisions of the Lease, with a copy to Landlord's Representative or Tenant's Representative (as applicable) at their address as set forth herein.

     4.   Commencement Date. Notwithstanding any provisions contained herein or
          -----------------
          in the Lease to the contrary, the Commencement Date of this Third Amendment of Lease shall be the specific date which is set forth in the Lease, and same shall not be delayed or extended as a result of the construction of the Tenant's Work.

     5.   Conflicts and Conformity With Lease. Any rights and obligations of
          -----------------------------------
          Landlord and Tenant relative to any matter not stated in this Exhibit shall be governed by the Lease. If there shall be any conflict between this Exhibit and the Lease, the provisions of this Exhibit shall prevail, to the extent related to Tenant's Work. As used herein, all capitalized items not defined herein shall have the same meaning as defined in the Lease.

     6.

          a.   Construction Allowance As stated above, all Tenant's Work shall
               ----------------------
               be done at Tenant's expense, including building permit fees, other fees, architectural and engineering expenses and other expenses relating to Tenant's Work. However, Landlord shall allow Tenant a finish-out allowance of up to Forty-Five Thousand, Five Hundred Dollars ($45,500.00). The Construction Allowance to be applied toward payment of costs which are incurred by Tenant in connection with the completion of Tenant's Work. Tenant understands that if the cost of Tenant's Work, including without limitation any changes in Tenant's Work, exceeds the Allowance, then Tenant shall be solely responsible for all such costs in excess of the Allowance. The Allowance shall be used only to pay actual construction costs which are paid by Tenant to third parties and shall be due and payable to Tenant or Tenant's contractor only after lien-free final completion of Tenant's Work in accordance with the Final Drawings, receipt by Tenant of all necessary approvals to operate its business at the Leased Premises, completion by Landlord of a final inspection and approval of Tenant's Work, and receipt by Landlord of: proof that all bills in connection with Tenant's Work have been paid in full and all persons or entities with the right to file a lien in connection therewith have finally waived and released their lien rights in connection therewith in a manner satisfactory to Landlord; a copy of Tenant's certificate of occupancy; an original Affidavit of Total Release and Bills Paid in form acceptable to Landlord signed by Tenant, the general contractor and all subcontractors and suppliers and accompanied by copies of the invoices referred to therein; a Start Date Addendum executed by Tenant; and a copy of "as-built" plans of finish-out.

          b. If the actual construction costs are less than the Allowance, then Tenant shall not be entitled to any portion of the unexpended Allowance, which shall belong to Landlord.

          c. In addition, and notwithstanding any provision contained herein to the contrary:

               (i) Landlord shall not be required to fund any provision contained herein to the contrary:

               (ii) if Tenant defaults under the Lease, Landlord shall have no further obligation to fund any portion of the Allowance to Tenant.

     7. Tenant's obligation for the payment of the Base Rent under this Third Amendment of Lease for the "Expansion Space #2" shall commence in accordance with Paragraph 4(A-D) of the Lease Agreement.

ACCEPTED AND AGREED TO THIS 27th DAY OF AUGUST, 2001
                            ----        ------

LANDLORD:                                      TENANT:

MRP/VV, L.P., a Delaware limited partnership   Monitronics International, Inc.


BY: MRP, GP, L.L.C.


BY: Macfarlan Real Estates Services, L.L.C.
    Its authorized agent


BY: /s/ Keith A. Waggoner                      BY: /s/ Stephen M. Hedrick
    -----------------------------                  -----------------------------
    Keith A. Waggoner                              Stephen M. Hedrick
                                                   V.P. Finance

                                  EXHIBIT "B-1"

                            THIRD AMENDMENT OF LEASE

                                     1 OF 1

"Approved Plans and Specifications" as referred to in Exhibit "B" of this Third Amendment of Lease, shall be attached and incorporated herein as "Exhibit B-1" when approved by Landlord and Tenant.

                            THIRD AMENDMENT OF LEASE

                                   EXHIBIT "C"

                RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

Secondary to those existing rights of the current tenant who presently occupies Suite 809 and provided that 1) Tenant is not in default under any of the terms of this Lease nor has an event occurred which upon notice or lapse of time, or both, would create a default, and 2) Tenant has not assigned this Lease nor sublet the Premises in whole or in a part during the term of this Lease, the Tenant is hereby granted the right of first refusal to lease the approximate 2,600 square feet of contiguous space contained in Suite #809 to the east of "Expansion Space #2".

For purposes of this provision, a space shall be available if either 1) there is no then existing lease, rental contract or extension thereof covering such space, 2) Landlord has obtained possession of the space and the authority to market the space for lease, whether or not a current lease exists covering such space, or 3) the current tenant under a lease covering a space has vacated the space and Landlord obtains the agreement of such current tenant to relet the space subject to the termination of the existing lease.

When the Additional Space is available, and upon receipt by Landlord of a bonafide offer to lease the Additional Space from a third party which Landlord intends to accept, Tenant shall have the option to lease said space upon the same terms and conditions as the third party offer. Landlord shall notify Tenant in writing that it has received a bonafide offer to lease Additional Space and requests Tenant to either accept or reject the option to lease the Additional Space. Tenant shall have two (2) business days from receipt to respond in writing to Landlord's written request to either accept or reject said option to lease the Additional Space. Should Tenant reject said option to lease the Additional Space or fail to respond in writing to Landlord's demand within the time provided, Landlord shall have the right to lease such space to the third party without any further notices to Tenant. In consideration for Landlord granting such right of first refusal, Tenant agrees that should Tenant exercise its rights to lease the Additional Space, Tenant shall execute a lease for the Additional Space on Landlord's then current lease document used for the Project.